Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption
"Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment Number 20 to the Registration Statement Number 2-80805 (Form N-1A) of
Mosaic Equity Trust of our reports dated May 2, 1997, included in the March 31, 1997 Annual Reports to shareholders.

(signature)
Ernst & Young LLP
Washington, DC
February 25, 1998